                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                    American Indemnity Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 27, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of American Indemnity Financial Corporation (the "Company") will be held in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas, at 10:00 a.m. on Monday, April 27, 1998, for the following purposes:

          1. To elect three Class I directors of the Company to hold office for the ensuing three years.

          2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of Common Stock of the Company of record at the close of business on March 16, 1998 will be entitled to notice of and to vote at the meeting.

     Stockholders who do not expect to attend the annual meeting are requested to sign and return the enclosed proxy, for which a return envelope is enclosed.

                                           By Order of the Board of Directors,

                                                        /s/ HELEN K. LOHEC
                                                        ------------------
                                                          HELEN K. LOHEC
                                                            Secretary

March 27, 1998

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement and the enclosed form of proxy are being mailed on or about March 27, 1998, to the record holders of the Common Stock, $3.33 1/3 par value ("Common Stock"), of American Indemnity Financial Corporation (the "Company") on March 16, 1998. The enclosed form of proxy is solicited by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on April 27, 1998. Any stockholder giving such a proxy may revoke it any time before it is voted by delivering written revocation to either person named as proxy, by voting in person at the annual meeting or by giving a later proxy. Otherwise, if received in time, it will be voted at the meeting.

     Holders of record of Common Stock at the close of business on March 16, 1998, will be entitled to notice of and to vote at the annual meeting. Each outstanding share of Common Stock will be entitled to one vote. On the record date there were outstanding 1,962,410 shares of Common Stock. There are no other voting securities of the Company outstanding.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.

     The Annual Meeting of Stockholders will be held at 10:00 a.m. on Monday, April 27, 1998, in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 16, 1998, (i) the ownership of Common Stock by each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(ii) the number of shares of Common Stock owned by all executive officers and directors of the Company as a group.

                   NAME AND ADDRESS OF                       NUMBER OF SHARES     PERCENT OF
                     BENEFICIAL OWNER                       BENEFICIALLY OWNED      CLASS
                   -------------------                      ------------------    ----------
J. F. Seinsheimer, Jr.(1).................................       576,880            29.4%
  4809 Woodrow
  Galveston, Texas 77551
Irma K. Seinsheimer Trust(2)(3)...........................       471,770            24.0%
  2201 Market Street
  Galveston, Texas 77550
American Finance Company of Galveston(2)(3)...............       464,095            23.6%
United States Securities Corporation
  One American Indemnity Plaza
  Galveston, Texas 77550
J. Fellman Seinsheimer, III(3)............................       578,205            29.5%
  One American Indemnity Plaza
  Galveston, Texas 77550
Dimensional Fund Advisors Inc.(4).........................       118,700             6.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Franklin Resources, Inc.(5)...............................       160,000             8.2%
  777 Mariners Island Blvd.
  San Mateo, California 94404
Tweedy, Browne Company LLC(6).............................       199,320            10.2%
  52 Vanderbilt Avenue
  New York, New York 10017
Executive officers and directors as a group (10
  persons)(7).............................................       677,150            34.5%

---------------

(1) J. F. Seinsheimer, Jr. resigned as a member of the Board of Directors on April 24, 1995 and was named Chairman Emeritus. As of March 16, 1998, Mr. Seinsheimer, Jr. shared voting and dispositive power over 38,095 shares (1.9%) of the Company's Common Stock with his son, J. Fellman Seinsheimer, III, and United States National Bank of Galveston as co-trustees of the Jessie Lee Seinsheimer Trust (the "Seinsheimer Trust"). Mr. Seinsheimer, Jr. is the sole beneficiary under the Seinsheimer Trust until his death, at which time the remainder will be divided among his children. Additionally, pursuant to powers of attorney granted by Mr. Seinsheimer, Jr. to his son,
    J. Fellman Seinsheimer, III, Messrs. Seinsheimer will share voting and dispositive power over the 67,015 shares (3.4%) of the Company's Common Stock owned of record by Mr. Seinsheimer, Jr. Mr. Seinsheimer, Jr., as co-trustee of the Irma K. Seinsheimer Trust, as described further in Note 2 below, may be deemed to be the beneficial owner of an additional 471,770 shares of Common Stock beneficially owned by such trust.

(2) The Irma K. Seinsheimer Trust (the "Family Trust") is the beneficial owner of 471,770 shares of Common Stock. Of the 471,770 shares (24.0%) of Common Stock beneficially owned, 7,675 shares (0.4%) are owned of record and 464,095 shares (23.6%) are owned by two corporations controlled by the Family Trust, namely American Finance Company of Galveston and United States Securities Corporation, that owned of record 289,764 shares (14.8%) and 174,331 shares (8.9%) of the Company's Common Stock, respectively. Mr. Seinsheimer, Jr. and William C. Levin, M.D. (a director of the Company) are co-trustees of the Family Trust and as such have shared voting and dispositive power with respect to the shares controlled by the Family Trust. However, Mr. Seinsheimer, Jr. exercises sole voting and dispositive power over the 7,675 shares owned of record by the Family Trust. Dr. Levin exercises no voting or dispositive power over, has no pecuniary interest in and disclaims any beneficial ownership or interest in the shares of Common Stock beneficially owned by the Family Trust.

(3) As of March 16, 1998, J. Fellman Seinsheimer, III owned of record 9,000 shares (0.5%) of the Company's Common Stock, which does not include 270 shares owned of record by his sons, as to which he disclaims any beneficial ownership or interest. Pursuant to the Powers of Attorney granted by J. F. Seinsheimer, Jr. to his son, J. Fellman Seinsheimer, III, the Messrs. Seinsheimer share voting and dispositive power over 67,015 shares (3.4%) of the Company's Common Stock owned of record by J. F. Seinsheimer, Jr. Additionally, J. Fellman Seinsheimer, III, J. F. Seinsheimer, Jr. and United States National Bank of Galveston, as co-trustee of the Seinsheimer Trust, share voting and dispositive power over 38,095 shares (1.9%) of the Company's Common Stock owned by such trust. Additionally, as President of American Finance Company of Galveston and United States Securities Corporation, which corporations owned of record 289,764 shares (14.8%) and 174,331 shares (8.9%) of Common Stock, respectively, J. Fellman Seinsheimer, III has shared voting and dispositive power over an aggregate of 464,095 shares owned by such corporations.

(4) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission and other information provided by Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"). According to such information, as of December 31, 1997, all of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional exercises sole dispositive power with respect to all such shares and sole voting power with respect to 87,000 of such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, and in the capacity as officers of the Fund and the Trust exercise sole voting power with respect to 16,700 of such shares owned by the Fund and 15,000 of such shares owned by the Trust. The Company has been advised by Dimensional that Dimensional disclaims beneficial ownership of all such shares.

(5) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI"), the parent holding company of certain direct and indirect investment advisory subsidiaries (the "Advisory Subsidiaries"). The Advisory Subsidiaries advise one or more open or closed-end investment companies or other managed accounts which beneficially owned 160,000 shares of Common Stock as of December 31, 1997. The Advisory Subsidiaries are granted sole voting and investment power over such shares by the advisory clients, and, as a result, the Advisory Subsidiaries may be deemed to be the beneficial owner of the 160,000 shares of Common Stock. FRI and Charles B. Johnson and Rupert H. Johnson, Jr., the principal stockholders of FRI, also may be deemed to be the beneficial owner of the 160,000 shares of Common Stock. Each of FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and the Advisory Subsidiaries disclaim beneficial ownership of all such shares.

(6) Based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission and other information provided by Tweedy, Browne Company LLC ("TBC"). TBC is a registered investment advisor beneficially owning 199,320 shares of Common Stock, of which TBC exercises shared dispositive power with respect to all such shares and sole voting power with respect to 184,506 such shares. Additionally, certain of the general partners of TBC may be deemed to have sole power to vote certain shares and shared power to direct the disposition of all the shares of Common Stock held in the TBC Accounts.

(7) Based upon information furnished by directors and executive officers. Includes 29,000 shares issuable on exercise of options.

                             ELECTION OF DIRECTORS

     At the meeting, three Class I directors (constituting all of the Class I directors) are to be elected to hold office for terms of three years or until their respective successors shall have been elected and shall qualify. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the three nominees named below for Class I directorships unless authorization is withheld on the proxy. The Board of Directors of the Company do not contemplate that any of the nominees will be unable or unwilling to serve as a director or become unavailable for any reason, but if that should occur before the meeting, each of the proxies received by the Board of Directors which do not withhold authority to vote for directors will be voted for another nominee or nominees to be selected by the Board of Directors.

     The enclosed form of proxy provides a means for stockholders to vote for each of the nominees listed therein or to withhold authority to vote for certain or all of the nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by the Board of Directors. Since the Company's bylaws provide that the directors are elected by a plurality of votes cast, broker non-votes or withholding authority to vote for any of the nominees will have no effect upon the election of directors, unless a vote is cast in person or by means of another proxy. However, all shares represented by proxies that are signed by the holder of record will be counted for purposes of determining the presence of a quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum for the transaction of business at the meeting.

     The following table sets forth information with respect to each person nominated for election as a Class I director and each person whose term of office as a director will continue after the annual meeting. Except for J. Fellman Seinsheimer, III, William C. Levin, M.D. and Harris L. Kempner, Jr., who owned beneficially 29.5%, 2.2% and 1.2%, respectively, of the outstanding shares of Common Stock at March 16, 1998, each nominee and director owned less than 1% of the outstanding shares of Common Stock at such date. The table has been prepared from information obtained from the respective nominees and directors.

                                                                                         SHARES OF
                                                                                           COMMON
                                                                                           STOCK
                                                                                        BENEFICIALLY
                                                                           SERVED AS      OWNED ON
                                                   PRINCIPAL               DIRECTOR      MARCH 16,
             NAME                AGE              OCCUPATION                 SINCE        1998(1)
             ----                ---              ----------               ---------    ------------
                 CLASS I -- NOMINEES FOR TERMS EXPIRING IN 2001
Henry W. Hope(2)(3)............  57     Partner -- Fulbright & Jaworski      1977           4,479(4)
                                          L.L.P.
James W. McFarland, Ph.D(5)....  52     Dean -- A.B. Freeman School of       1994           3,500(6)
                                          Business, Tulane University
Marvin L. West(2)(5)...........  69     Management Consultant                1980           3,053(6)

                CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 1999
Jack T. Currie(3)(7)...........  69     Investments                          1977           7,751(4)
Synott L. McNeel(5)(7).........  74     Investments                          1973           8,000(8)
J. Fellman Seinsheimer,          57     President and Chief Executive        1973         578,205(9)
  III(3)(7)....................           Officer of the Company

               CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 2000
Fred C. Burns..................  60     Managing Partner -- John L.          1997           2,000(8)
                                          Wortham & Son, L.L.P.
Harris L. Kempner, Jr.(2)......  58     President -- Kempner Capital         1991          22,611(4)(10)
                                          Management, Inc.
William C. Levin, M.D..........  81     Consultant in Hematology             1973          42,587(11)

                                                   (Footnotes on following page)

---------------

 (1) Unless otherwise indicated below, each director or nominee has sole voting and investment power with respect to the shares attributed to him.

 (2) Member of the Compensation Committee of the Board of Directors.

 (3) Member of the Nominating and Management Development Committee of the Board of Directors.

 (4) Includes 4,000 shares issuable on the exercise of options.

 (5) Member of the Audit Committee of the Board of Directors.

 (6) Includes 3,000 shares issuable on the exercise of options.

 (7) Member of the Executive Committee of the Board of Directors.

 (8) Includes 2,000 shares issuable on the exercise of options.

 (9) Does not include 270 shares owned of record by his sons, as to which Mr. Seinsheimer disclaims any beneficial ownership or interest. See Notes (1) and (3) under "Principal Stockholders".

(10) Includes 18,611 shares held by the H. Kempner Trust, of which Mr. Kempner is a beneficiary, is one of five trustees and shares voting and investment power.

(11) Includes 4,000 shares issuable upon the exercise of options, but does not include 471,770 shares beneficially owned by the Family Trust, of which Dr. Levin is a co-trustee. See Note (2) under "Principal Stockholders".

     Fred C. Burns joined John L. Wortham & Son in 1963 and was elected Partner in 1970. He became Managing Partner in 1985. Mr. Burns serves as a director of Chase Bank of Texas, The Council of Insurance Agents and Brokers, Assurex Development Corporation and is a registered principal of the National Association of Securities Dealers.

     Jack T. Currie has been engaged in managing personal investments since January 1986. Prior to 1986, he was engaged in the merchant banking and investment banking businesses. Mr. Currie is also a member of the Boards of Directors of American National Growth Fund, American National Income Fund, Triflex Fund, Inc. and Stewart & Stevenson Services, Inc.

     Henry W. Hope has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1975.

     Harris L. Kempner, Jr. has served as a Trustee of H. Kempner Trust Association of Galveston since 1964 and as President of Kempner Capital Management, Inc. since 1981. He serves on the Boards of Directors of Imperial Holly Corp., TNP Enterprises and Cullen Frost Bankers, Inc.

     William C. Levin, M.D. served as President of the University of Texas Medical Branch at Galveston from 1974 until his retirement in September 1987. He served as the Ashbel Smith Professor at the University until his retirement from that position in September 1992 and now serves as a consultant in hematology.

     James W. McFarland is dean and professor at Tulane University's A.B. Freeman School of Business, positions he has held since 1988. Prior to that time, he was dean of the College of Business Administration at the University of Houston. He is a member of the Boards of Directors of Sizeler Property Investors, Inc. and Stewart Enterprises, Inc. and serves on the Audit and Compensation Committees of both companies. Mr. McFarland also serves on the Executive Committee of Sizeler Property Investors, Inc. In addition, Mr. McFarland is a member of the Board of Directors of Petroleum Helicopters Inc. and serves on the Audit Committee of that company.

     Synott L. McNeel served as Senior Vice President, Secretary and Treasurer of the Company from January 1983 until his retirement on December 31, 1993. Prior to that time he served as Senior Vice President and Treasurer of the Company since 1973.

     J. Fellman Seinsheimer, III has served as President and Chief Executive Officer since July 1992. He served as President and Chief Operating Officer from January 1983 to July 1992, and prior to that time was Executive Vice President and Secretary of both the Company and American Indemnity Company, the Company's principal insurance subsidiary ("American Indemnity").

     Marvin L. West has served as a management consultant since July 1991. From November 1988 until July 1991, Mr. West handled personal investments. Mr. West served as Chairman of the Board and President of Westheimer National Bank from July 1984 until November 1988.

     J. Fellman Seinsheimer, III is the son and William C. Levin, M.D. is the brother-in-law of Mr. Seinsheimer, Jr., the principal stockholder of the Company.

     The Company's Board of Directors has an established Executive Committee, Audit Committee, Nominating and Management Development Committee and Compensation Committee. The Executive Committee performs various tasks in the management of the business and affairs of the Company and may exercise all of the powers of the Board of Directors when it is not in session except those reserved by law to the Board. The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits and other review procedures, reviews reports from the independent accountants relating to the annual audits and quarterly reviews, and meets with such independent accountants and the Company's internal auditors and financial personnel to review such reports and the adequacy of the Company's financial controls, accounting principles and policies. The Audit Committee also reviews compliance with the Company's reporting obligations and certain Company policies. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation for the executive officers and directors of the Company and for administering the Company's employee stock option plans. The primary function of the Nominating and Management Development Committee is to review management's recommendations for persons to serve as the Company's executive officers and as members of the Board of Directors and committees of the Board of Directors (other than the Nominating and Management Development Committee), together with such other nominees as it may choose to consider, and to recommend to the Board of Directors the persons nominated by the Committee for such positions. The Nominating and Management Development Committee will consider for the annual meeting of stockholders to be held in 1999 nominees for director recommended by stockholders that are submitted in writing, together with adequate information regarding such person's biographical data and qualifications, addressed to the Nominating and Management Development Committee at the address of the Company's principal executive office and received no later than November 25, 1998. The Nominating and Management Development Committee periodically considers executive management development and succession matters.

     During 1997, the Board of Directors held four meetings, the Executive Committee held no meetings, the Audit Committee held four meetings, the Nominating and Management Development Committee held one meeting and the Compensation Committee held one meeting. During 1997, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees on which he served.

                               EXECUTIVE OFFICERS

     The following table lists the persons currently serving as the executive officers of the Company and who have been nominated for re-election to such positions at the directors' meeting to be held following the Annual Meeting of Stockholders. If elected, the persons named below are expected to serve in the position stated until the next annual meeting of the directors and until their successors are elected and qualified. Both officers have been continually employed by the Company in an executive capacity for the last five years, except Mr. Apgar who was elected to his position with the Company in January 1994. Mr. Apgar is 44 years of age and has been employed with American Indemnity Company in various capacities since April 1974, most recently as Vice President and Controller. Mr. Apgar beneficially owns 3,500 shares of Common Stock, including 3,000 shares issuable upon the exercise of options, which represents less than 1% of the shares of Common Stock outstanding as of March 16, 1998.

                                       SERVED AS
                                        OFFICER
                NAME                     SINCE                   POSITION
                ----                   ---------                 --------
J. Fellman Seinsheimer, III..........    1973      President and Chief Executive Officer
Phillip E. Apgar, C.P.A..............    1994      Vice President, Treasurer and Chief
                                                     Financial Officer

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which the 1997 compensation determinations were made by the Committee and the Board of Directors with respect to the executive officers of the Company.

     The compensation programs of the Company as they apply to executive officers are generally administered by or under the direction of the Committee and are reviewed on an annual basis to insure that remuneration levels and benefits are competitive and reasonable in light of the overall performance of the Company in recent years. The Committee is composed of three directors who are not employees of the Company or its subsidiaries and is responsible for recommending to the full Board of Directors compensation for the executive officers of the Company. Specifically, stock based compensation decisions for the Company's executive officers are in each case approved by the full Board of Directors of the Company following recommendations by the Committee.

COMPENSATION POLICIES

     In determining compensation for the Company's executive officers, the Committee and the Board seek to ensure that the executive officers are effectively compensated in terms that are both internally equitable and externally competitive. Compensation decisions should include consideration of all factors relevant to these decisions, including the performance of the specific officer under consideration, the financial condition and results of operations of the Company, conditions prevailing generally in the Company's industry during the applicable periods and the Company's performance in light of such conditions. Management's recommendations are requested and considered by the Committee.

COMPENSATION PROGRAM CONSIDERATIONS

     In 1997, compensation for the Company's executive officers consisted primarily of base salary and certain other benefits, including contributions to the Company's cash balance retirement plan and to the Company's 401(k) plan. The Committee and the Board considered certain of these components as follows.

     Base Salary -- Base salary levels are determined principally on the factors mentioned above, as well as the Company's past compensation practices, compensation practices in the applicable geographic region and by comparison with companies that are similar to the Company. The most important factor in the Committee's determination is the Committee's understanding and perception of how the particular officer performed during the preceding periods under the circumstances as they existed at such times.

     In early 1997, the Company commissioned an outside consulting firm to update its previous report on compensation arrangements for the executive officers (the "compensation survey"). This compensation survey illustrated that the executive officers' base salaries were at or below the weighted averages of the ranges shown in that survey for their respective positions. The companies used in the compensation survey are not the companies comprising the indices utilized in the performance graph.

     In general, base salary levels and increases in these levels reflect the Committee's view of the contribution made by the particular executive officer based on, among other things, the factors listed above. These factors are typically subjective. No quantifiable goals or standards are established, although the compensation survey provides certain benchmarks considered by the Committee for compensation levels. While the profitability of the Company is considered, it is not determinative in setting executive officer compensation. With this background, the Committee recommended increases in base salaries for the executive officers in 1997 that were in keeping with the general increases given to other employees.

     Stock Options -- The Committee and the Board believe that stock options provide a valuable incentive to the key employees of the Company, particularly those having substantial responsibility for the future and success of the Company. By providing an opportunity to increase their ownership of Company stock, the interests of the stockholders and those key personnel will become more closely aligned. Stock options provide the option holder with additional incentive to remain in the Company's employ and to bring about greater growth and success of the Company. Options also provide a means to tie compensation more closely to the Company's financial performance to the extent reflected in the price of the Company's Common Stock. It was noted that all options held by the Chief Executive Officer had now lapsed or been exercised, while the Chief Financial Officer retained options granted in 1994.

     Following review and consideration of the options previously granted to the executive officers and that are currently outstanding, the Committee determined that no additional options for the executive officers would be recommended to the Board at the time the Committee conducted its compensation review but may be considered later in the year. However, no further action was taken on this matter during 1997.

     Other Matters -- The Company has various other employee benefit plans and executive officers participate in these on the same terms as eligible, non-executive employees, subject to any legal limits on such participation. These include the cash balance retirement plan and 401(k) Plan adopted by the Company's subsidiary and an automobile bonus plan whereby employees are compensated for taxes incurred for personal use of company automobiles.

1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The leading role taken by J. Fellman Seinsheimer, III in bringing about the improved results experienced by the Company in recent years, and particularly in 1996 as compared to 1995, and in handling the many adverse circumstances that arose during 1995 was considered by the Committee in its review. The Committee recognized that during 1995 there were many difficulties encountered such as the extensive weather related losses. The Committee's perception of the performance of the Chief Executive Officer was that such individual has performed well over the past several years under the circumstances that existed during such periods. For these reasons, the Committee determined that the Chief Executive Officer should receive the increase in base compensation discussed above. Even with this increase, such officer's compensation remained below the weighted average of the compensation range for his position based upon the compensation survey update commissioned by the Company.

SUMMARY

     The Committee believes that the annual compensation for the Company's executive officers appropriately reflects the contribution of such officers to the Company and is linked to and reflective of the individual performance and the financial performance of the Company.

                         COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

                                 Henry W. Hope
                             Harris L. Kempner, Jr.
                                 Marvin L. West

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company. Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

     The full Board of Directors of the Company approves all stock grants to employees, including the executive officers. Mr. Seinsheimer, III, the sole employee director of the Company, abstains from voting with respect to such matters. Mr. Seinsheimer, III, however, does make recommendations to the Compensation Committee and the full Board of Directors with regard to compensation and stock option grants for all employees of the Company.

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                             (AWARDS)
                                                                           ------------
                                    ANNUAL COMPENSATION        OTHER          SHARES
                                  -----------------------      ANNUAL       UNDERLYING     ALL OTHER
                                         SALARY    BONUS    COMPENSATION     OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     ($)      ($)        ($)(1)          (#)           ($)(2)
  ---------------------------     ----   -------   ------   ------------   ------------   ------------
J. Fellman Seinsheimer, III.....  1997   212,500       --      12,911            --          6,107
  President and Chief...........  1996   206,400       --      14,254            --          6,192
  Executive Officer.............  1995   199,500       --       6,541            --          3,393
Phillip E. Apgar, C.P.A.........  1997   117,276       --      10,975            --          3,372
  Vice President, Treasurer.....  1996   113,850       --      12,148            --          3,416
  and Chief Financial Officer...  1995   110,000       --       4,355            --          3,300

---------------

(1) Amounts represent tax gross-ups for the lease value and expenses relating to the use of Company automobiles. The dollar value of all other perquisites and personal benefits were less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each named executive officer and therefore have been excluded.

(2) Amounts represent matching contributions made by the Company under the Company's 401(k) Plan.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not employed by the Company or its subsidiaries receive $1,200 for each meeting of the Board of Directors attended by such director and $50 to $200 for each meeting of the Company's subsidiaries' Boards of Directors on which such persons may serve. Committee members serving on established committees of the Board of Directors receive $300 for each meeting attended. The Company does not pay director or committee fees to persons who also serve as officers of the Company.

     Non-employee directors also receive options every other year to purchase 1,000 shares of the Company's Common Stock pursuant to the 1997 Non-Employee Director Stock Option Plan (the "1997 Director Plan"), which was approved by the Company's stockholders in April 1997. See "Option Grants and Exercises". Each option is exercisable for a term of ten years from the date of grant, subject to earlier termination as set forth in the plan. Prior to 1997, options to purchase an aggregate of 22,000 shares were granted to non-employee directors under the Company's 1992 Non-Employee Director Stock Option Plan (the "1992 Director Plan"). Upon approval of the 1997 Director Plan by the Company's stockholders, the 1992 Director Plan terminated and the remaining 3,000 shares then reserved for issuance under the 1992 Director Plan were reclassified as authorized but unissued shares of the Company's Common Stock. All options previously granted under the 1992 Director Plan will continue for the remainder of their respective terms.

OPTION GRANTS AND EXERCISES

     The Company currently maintains two plans pursuant to which options to purchase shares of the Company's Common Stock are outstanding or available for future grants.

     In April 1992, the Company's stockholders approved the 1992 Employee Stock Option Plan (the "1992 Option Plan"). Options to purchase up to an aggregate of 100,000 shares may be granted under the 1992 Option Plan at no less than the fair market value of the shares of Common Stock on the date of grant for incentive stock options, and no less than 85% of the fair market value of the shares of Common Stock on the date of grant for non-incentive stock options. Under the 1997 Director Plan, 25,000 shares were reserved for the grant of options. The selection of non-employee directors to whom options are to be granted, the number of shares subject to an option, the date of grant, the exercise price and the term of an option are specified in the 1997 Director Plan. Options to purchase 1,000 shares and 8,000 shares were granted under the 1992 Director Plan and the 1997 Director Plan in January 1997 and January 1998, respectively. As of March 16, 1998, there were 96,000 shares available for the grant of options under the 1992 Option Plan and 17,000 shares under the 1997 Director Plan.

   AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1997 by each of its executive officers and the value of unexercised in-the-money options at December 31, 1997.

                       OPTION EXERCISES AND OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS               IN-THE-MONEY OPTIONS AT
                                   SHARES                    AT DECEMBER 31, 1997            DECEMBER 31, 1997
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
                                     (#)         ($)          (#)            (#)            ($)            ($)
J. Fellman Seinsheimer, III....     6,700       42,937         -0-           --              -0-           --
Phillip E. Apgar, C.P.A........        --           --       3,000           --            1,125           --

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the NASDAQ U.S. Market Index and the Dow Jones Property and Casualty Insurance Industry Index for the five years ended December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ U.S. MARKET INDEX AND
          THE DOW JONES PROPERTY AND CASUALTY INSURANCE INDUSTRY INDEX

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


               MEASUREMENT PERIOD                                        NASDAQ              DOW
             (FISCAL YEAR COVERED)                      AIFC              U.S.           JONES P & C
1992                                                           100               100               100
1993                                                           219               115               101
1994                                                           172               112               106
1995                                                           174               159               149
1996                                                           182               195               179
1997                                                           248               240               263

PENSION PLAN

     Effective January 1, 1988, American Indemnity established a noncontributory, retirement plan (the "Plan") carried and funded through a group annuity covering substantially all full-time employees over 21 years of age who have more than one year of service. The Plan was amended January 1, 1992 to comply with the Tax Reform Act that was effective January 1, 1989. Effective January 1, 1996, the Plan was converted to a Cash Balance Plan and the Company contributes for each participant 5% of such person's salary. In addition, the Cash Balance Plan provides for 6% interest per annum on such cash balance. Similar to the pre-1996 Plan, an annuity at retirement, which is based upon stated plan factors, is available as an alternative to the lump sum payment of the cash balance. The following table sets forth estimated cash balances and estimated annuities at an assumed retirement age of 65 and assumed annual salary growth of 4%.

  Projected Cash Balances

                                     SALARY AT JANUARY 1, 1997, OR HIRE DATE IF LATER
                                 --------------------------------------------------------
                                 $20,000    $40,000    $60,000     $80,000      $100,000
                                 --------   --------   --------   ----------   ----------
Age at January 1, 1997, or hire
  date if later
  25...........................  $274,251   $548,502   $822,753   $1,097,004   $1,371,255
  35...........................   125,013    250,026    375,039      500,052      625,065
  45...........................    50,806    101,612    152,418      203,224      254,030
  55...........................    15,532     31,064     46,596       62,128       77,660

  Projected Annual Annuity

                                     SALARY AT JANUARY 1, 1997, OR HIRE DATE IF LATER
                                 --------------------------------------------------------
                                 $20,000    $40,000    $60,000     $80,000      $100,000
                                 --------   --------   --------   ----------   ----------
Age at January 1, 1997, or hire
  date if later
  25...........................  $ 25,760   $ 51,520   $ 77,280   $  103,040   $  128,800
  35...........................    11,742     23,484     35,226       46,968       58,710
  45...........................     4,772      9,544     14,316       19,088       23,860
  55...........................     1,459      2,918      4,377        5,836        7,295

     The benefits under the Cash Balance Plan would be supplemented by the benefits, if any, from the Plan as in effect prior to January 1, 1996 and any benefit which was earned under previous plans prior to January 1, 1988. The compensation covered by the Plan includes all salary costs, excluding bonuses, for all employees who have reached the age of 21. Such compensation includes the salaries set forth in the salary column of the Summary Compensation Table. Upon retirement at an assumed retirement age of 65, the estimated annual and lump sum benefit payable under the Cash Balance Plan would be approximately $15,000 and $159,600, respectively, for J. Fellman Seinsheimer, III and approximately $40,000 and $429,500, respectively, for Phillip E. Apgar. Mr. Seinsheimer, III and Mr. Apgar are the only employees of the Company whose annual salaries exceed the range of salaries reflected in the tables above.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     J. Fellman Seinsheimer, III, the President and Chief Executive Officer of the Company and American Indemnity Company ("American Indemnity"), a subsidiary of the Company, and one other key employee of American Indemnity have each entered into a Key Executive Severance Agreement ("Executive Agreement") with the Company and American Indemnity. Each officer's Executive Agreement is effective as of February 7, 1983 and provides that if in the event that a third person or group commences a tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a change in control of the Company, such officer will not voluntarily leave the employ of the Company or American Indemnity, as the case may be, and will continue to perform the duties of his office until such time as such third person has abandoned or terminated his efforts to effect a change of control or until a change of control has occurred. In the event that such officer's employment with the Company or any of its subsidiaries terminates for any reason (either voluntary or involuntary, other than as a consequence of his death, disability or willful misconduct) within two years after a change of control of the Company, the Company or American Indemnity, or both, will (i) pay to such officer as compensation for services rendered to the Company and its subsidiaries a lump sum in cash equal to five times the highest aggregate compensation paid or payable to such officer with respect to any 12 consecutive month period during the three years ending with the date of such officer's termination, and (ii) continue to provide such officer, for a period of 15 years from the date of his termination, with such life, accident, medical and long-term disability insurance plans of the Company and its subsidiaries as provided to him prior to the change of control, unless and until he obtains other employment that provides comparable coverage. For purposes of each officer's Executive Agreement, a change of control of the Company will result from the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before any of such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Executive Agreements also provide that, for a period of one year following any voluntary termination (except one following a change in control of the Company) by an officer who is a party to the agreement, that such officer will not participate in any business which is in competition with the business of the Company and its subsidiaries within a defined geographic area. Except during the pendency of or following a change in control, the Board of Directors may determine that an officer who is a party to an Executive Agreement is no longer a "key executive" of the Company or American Indemnity and thereupon terminate such officer's Executive Agreement. If the terms of the Executive Agreements had been activated during the Company's 1997 fiscal year, the sum which would have been payable to the executive officer named above is $1,062,500. Such payment, if required to be made during 1997, would have had an adverse impact on the 1997 reported results of operations; however, it would not have had an adverse effect on the overall financial condition of the Company.

OTHER TRANSACTIONS

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company.

     Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

     Eugene Hornstein, in his capacity as First Vice President of American Indemnity, received compensation from such company in the amount of $89,880 as a base salary, $2,576 in matching contributions made by the Company under the Company's 401(k) Plan and $9,675 included as earnings in connection with the use of Company automobiles for the fiscal year ending December 31, 1997. Mr. Hornstein is the son-in-law of William C. Levin, M.D., a director of the Company.

     Matthew W. Seinsheimer, in his capacity as Assistant Vice President of American Indemnity, received compensation from such company in the amount of $61,540 as a base salary and $1,767 in matching contributions made by the Company under the Company's 401(k) Plan. Mr. Seinsheimer is the son of J. Fellman Seinsheimer, III, president and chief executive officer of the Company.

     See Notes (1) and (3) under "Principal Stockholders" for information concerning J. Fellman Seinsheimer, III's shared power to vote and dispose of shares of Common Stock owned of record by his father, Mr. Seinsheimer, Jr., and shares of Common Stock held by the Seinsheimer Trust.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Deloitte & Touche LLP, or a predecessor of such firm, has been auditing the accounts of the Company since its inception and has been selected as the Company's independent accountants for the current year. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and will be permitted to make a statement if such representative desires to do so.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file Form 3, Form 4 and Form 5 reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of Forms 3 and 4, and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, all Section 16(a) filing requirements were complied with.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at P.O. Box 8985, Wilmington, Delaware 19899-8985, no later than November 25, 1998, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                    GENERAL

     Management of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the meeting, except those set forth in the attached Notice of Annual Meeting of Stockholders. However, if any other matter should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote such proxy in accordance with their best judgment on such matters.

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of mails, certain directors, officers and employees may solicit the return of proxies by telephone, telegram or personal interviews. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of shares of the Common Stock, and upon request, they will be reimbursed by the Company for postage and clerical expenses.

                                            HELEN K. LOHEC
                                            Secretary

March 27, 1998